Exhibit 10.2

Execution Copy

FIRST AMENDMENT
TO
ASSET PURCHASE AGREEMENT

This First Amendment, dated as of December 31, 2010, to that certain Asset Purchase Agreement, dated as of December 15, 2010 (this "First Amendment"), is entered into by and among Aceto Corporation, a New York corporation ("Aceto"), Sun Acquisition Corp., a Delaware corporation ("Purchaser"), Rising Pharmaceuticals, Inc., a New Jersey corporation, ("Seller"), Ronald Gold ("Gold") and David B. Rosen ("Rosen").

WITNESSETH

WHEREAS, Purchaser, Seller, Aceto, Gold and Rosen executed and delivered that certain Asset Purchase Agreement, dated as of December 15, 2010, regarding the purchase of certain assets of Seller by Purchaser (the "Purchase Agreement").

WHEREAS, Purchaser, Seller, Aceto, Gold and Rosen desire to execute and deliver a modification to the Purchase Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and good and valuable consideration, the mutual receipt and legal sufficiency of which the parties hereto hereby acknowledge, Purchaser, Seller, Aceto, Gold and Rosen hereby agree as follows:

1.           Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Purchase Agreement.

2.           Section 1.1 of the Purchase Agreement is hereby amended by adding thereto the following language:

              "RP EBITDA Contingent Consideration" shall have the meaning set forth in Section 2.3.5(a)(ii)

              "Transferred Employee Reimbursement Amount" shall have the meaning set forth in Section 2.3.2.2."

3.           Section 2.3.2.2 of the Purchase Agreement is hereby amended by deleting therefrom the language:

  "2.3.2.2 Closing Statement. A statement (the "Closing Statement") shall beprepared by Seller based upon the results of the Inventory Count and the Books and Records of Seller as of the Effective Time. The Closing Statement shall set forth, as of the Effective Time, in reasonable detail, a calculation of the difference between (a) the sum of (i) the amount of cash and cash equivalents of Seller, (ii) the net book value of the Accounts, (iii) the net book value of the Inventory and (iv) the net book value of Seller's prepaid expenses and other current assets and (b) the Assumed Payables (such difference being referred to as the "Closing Net Working Capital Amount"). The Closing Statement shall be prepared in accordance with GAAP, including giving effect to reasonable allowances for bad debt and obsolescence, and reasonable reserves for customer returns, allowances and rebates. No Excluded Assets or Retained Liabilities shall be included in the definition or calculation of "Closing Net Working Capital Amount". Seller shall deliver to Purchaser the Closing Statement not later than twenty (20) days (subject to one extension of five (5) days upon the reasonable request of Seller) after the Closing. Any dispute between Purchaser and Seller with regard to the Closing Statement shall be resolved pursuant to the provisions of Section 2.3.3."

and substituting in its place the following language:

  "2.3.2.2 Closing Statement: A statement (the "Closing Statement") shall be prepared by Seller based upon the results of the Inventory Count and the Books and Records of Seller as of the Effective Time. The Closing Statement shall set forth, as of the Effective Time, in reasonable detail, a calculation of the difference between (a) the sum of (i) the amount of cash and cash equivalents of Seller, (ii) the net book value of the Accounts, (iii) the net book value of the Inventory and (iv) the net book value of Seller's prepaid expenses and other current assets and (b) the sum of (i) the Assumed Payables and (ii) the Transferred Employee Reimbursement Amount (as defined herein) (such difference being referred to as the "Closing Net Working Capital Amount"). The Closing Statement shall be prepared in accordance with GAAP, including giving effect to reasonable allowances for bad debt and obsolescence, and reasonable reserves for customer returns, allowances and rebates. No Excluded Assets or Retained Liabilities shall be included in the definition or calculation of "Closing Net Working Capital Amount". Seller shall deliver to Purchaser the Closing Statement not later than twenty (20) days (subject to one extension of five (5) days upon the reasonable request of Seller) after the Closing. Any dispute between Purchaser and Seller with regard to the Closing Statement shall be resolved pursuant to the provisions of Section 2.3.3. Subject to Section 2.3.3, which, for the avoidance of doubt, is applicable to the resolution of any disputes relating to the Transferred Employee Reimbursement Amount, Purchaser shall, as part of the Adjustment Amount provided for in Section 2.3.4(b), reimburse Seller for actual out of pocket amounts paid and related payroll taxes incurred in the ordinary course of business consistent with past practice with respect to salary paid to Transferred Employees relating to the day of December 31, 2010, which amounts the parties agree have been paid by Seller on Purchaser's behalf (the "Transferred Employee Reimbursement Amount")."

4.           Section 2.3.5(a)(i) of the Purchase Agreement is hereby amended by deleting therefrom the language:

  "Seller shall be paid, in cash, Eight Million ($8,000,000) Dollars (the "Minimum Contingent Consideration") in annual installments of (i) One Million Five Hundred Thousand (1,500,000) Dollars not later than thirty (30) days following each of the first three anniversaries of the Closing Date and (ii) Three Million Five Hundred Thousand Dollars not later than thirty (30) days following the fourth (4th) anniversary of the Closing Date."

and substituting in its place the following language:

  "Seller shall be paid, in cash, Eight Million ($8,000,000) Dollars (the "Minimum Contingent Consideration") in annual installments of (i) One Million Five Hundred Thousand (1,500,000) Dollars not later than fifty-six (56) days following each of the first three anniversaries of the Closing Date and (ii) Three Million Five Hundred Thousand Dollars not later than fifty-six (56) days following the fourth (4 `h) anniversary of the Closing Date."

5.           Section 2.3.5(a)(ii) of the Purchase Agreement is hereby amended by deleting therefrom the language:

  "If the Three Year Cumulative RP Business EBITDA equals or exceeds Thirty- Two Million One Hundred Thousand ($32,100,000) Dollars, Seller shall be paid one-half of any such excess, which amount shall be paid, in cash, on a quarterly basis, commencing on the fourth anniversary hereof, subject to any dispute as provided for in Section 2.3.5 (d) — 2.3.5 (f) hereof, provided that in no event shall the aggregate amount paid to Seller pursuant to this Section 2.3.5(a)(ii) exceed Six Million ($6,000,000) Dollars."

and substituting in its place the following language:

  "If the Three Year Cumulative RP Business EBITDA equals or exceeds Thirty- Two Million One Hundred Thousand ($32,100,000) Dollars, Seller shall be paid one-half of any such excess, which amount shall be paid as provided in Section 2.3.5(e), subject to any dispute as provided for in Section 2.3.5 (d) — 2.3.5 (f) hereof, provided that in no event shall the aggregate amount paid to Seller pursuant to this Section 2.3.5(a)(ii) exceed Six Million ($6,000,000) Dollars (the "RP EBITDA Contingent Consideration")."

6.           Section 2.3.5(c) of the Purchase Agreement is hereby amended by deleting therefrom the language:

  "For purposes of this Agreement, the Contingent Consideration shall be initially determined by Purchaser. Purchaser shall make such determination and deliver a written report thereof, together with details of the calculation (the "Contingent Consideration Report") to Seller not later than sixty (60) days following the end of each Measurement Year (each, a "Contingent Consideration Report Due Date")."

and substituting in its place the following language:

  "For purposes of this Agreement, the RP EBITDA Contingent Consideration shall be initially determined by Purchaser. Purchaser shall make such determination and deliver a written report thereof, together with details of the calculation (the "Contingent Consideration Report") to Seller not later than sixty (60) days following the end of each Measurement Year (each, a "Contingent Consideration Report Due Date")."

7.           Section 2.3.5(e) of the Purchase Agreement is hereby amended by deleting therefrom the language:

                              "Purchaser shall pay to Seller the Contingent Consideration determined pursuant to the terms of this Section 2.3.5, as provided for in this Section 2.3.5, subject to the provision of this Section 2.3.5 (f), not later than thirty (30) days after the earlier to occur of (i) Purchaser's receipt from Seller of a written acceptance of the final Contingent Consideration Report, affirming that Seller has no objection thereto; (ii) the expiration of the sixty (60) day period during which Seller may object to Purchaser's calculation of the Contingent Consideration as set forth in the final Contingent Consideration Report; (iii) settlement of any objection by Seller to Purchaser's calculation of the Contingent Consideration in the final Contingent Consideration Report; or (iv) the issuance of the decision of the Independent Accountant as to the Disputed Items in the final Contingent Consideration Report; provided, however, that in no event shall Purchaser be required to pay to Seller the Contingent Consideration earlier than thirty (30) days after the applicable Contingent Consideration Report Due Date."

and substituting in its place the following language:

  "Purchaser shall pay to Seller the RP EBITDA Contingent Consideration determined pursuant to the terms of this Section 2.3.5, as provided for in this Section 2.3.5, subject to the provision of Section 2.3.5 (f), in cash in equal quarterly installments commencing on the later of (A) the date that is not later than fifty-six (56) days after the earlier to occur of (i) Purchaser's receipt from Seller of a written acceptance of the final Contingent Consideration Report, affirming that Seller has no objection thereto; (ii) the expiration of the sixty (60) day period during which Seller may object to Purchaser's calculation of the Contingent Consideration as set forth in the final Contingent Consideration Report; (iii) settlement of any objection by Seller to Purchaser's calculation of the Contingent Consideration in the final Contingent Consideration Report; or (iv) the issuance of the decision of the Independent Accountant as to the Disputed Items in the final Contingent Consideration Report; provided, however, that in no event shall Purchaser be required to pay to Seller the Contingent Consideration earlier than fifty-six (56) days after the applicable Contingent Consideration Report Due Date; and (B) the fourth anniversary hereof"

8.           Schedule 2.1.2(e) of the Purchase Agreement titled "Retained Contracts" is hereby amended by adding thereto the following contracts:

(i)    No. 2142, Note Modification Agreement by and between Seller and JP Morgan Chase Bank, N.A., dated as of June 17, 2008;

(ii)   No. 2183, Advised Line of Credit Notice by and between Seller and JP Morgan Chase Bank, N.A., dated as of June 17, 2008;

(iii)  No. 2197, Note Modification Agreement by and between Seller and JP Morgan Chase Bank, N.A., dated as of June 19, 2009;

(iv)  No. 2264, Note Modification Agreement by and between Seller and JP Morgan Chase Bank, N.A., dated as of June 12, 2010.

9.          Attachment 3.15 to Schedule 3.15 of the Purchase Agreement titled "Listed Agreements and Obligations" is hereby amended by deleting therefrom the following contracts:

(i)    No. 2142, Note Modification Agreement by and between Seller and JP Morgan Chase Bank, N.A., dated as of June 17, 2008;

(ii)   No. 2183, Advised Line of Credit Notice by and between Seller and JP Morgan Chase Bank, N.A., dated as of June 17, 2008;

(iii)  No. 2197, Note Modification Agreement by and between Seller and JP Morgan Chase Bank, N.A., dated as of June 19, 2009;

(iv)  No. 2264, Note Modification Agreement by and between Seller and JP Morgan Chase Bank, N.A., dated as of June 12, 2010.

10.        Notwithstanding anything herein and in the Purchase Agreement to the contrary, Purchaser, Seller, Aceto, Gold and Rosen each hereby agrees that each party's execution and delivery of this First Amendment shall not in any manner waive or impair any party's actions and causes of action, claims, demands, liabilities, obligations, damages and expenses of any and every character; now existing or hereafter arising, known or unknown, matured or unmatured, accrued or not accrued, foreseen or not foreseen, direct and/or indirect, at law or in equity, of any kind or nature whatsoever, for or because of any matter or things done, omitted or suffered to be done by any party in respect of such party's performance under the Purchase Agreement or otherwise claimed or alleged by any party in respect of such party's performance under the Purchase Agreement.

11.        This First Amendment may not be changed, modified or terminated except by an instrument executed by all of the parties hereto.

12.        The failure of Purchaser, Seller, Aceto, Gold or Rosen at any time or times to require strict performance of any provision of the Purchase Agreement, as amended hereby, shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of any failure or refusal to comply with the other party's obligations under the Purchase Agreement, as amended hereby, shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

13.        Subject to the reservations contained in paragraph 12 above, Purchaser, Seller, Aceto, Gold and Rosen hereby acknowledge that the Purchase Agreement, as amended hereby, remains in full force and effect.

14.        This First Amendment shall be governed by, interpreted under and construed and enforced in accordance with, the laws of the State of New York.

15.        This First Amendment may be executed in counterparts, it being understood that all such counterparts, taken together, shall constitute one and the same agreement.

16.        For the avoidance of doubt, this First Amendment is deemed to be part of the Purchase Agreement for purposes of Section 13.5 thereof.

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IN WITNESS WHEREOF, each party hereto has duly executed this First Amendment to Asset Purchase Agreement as of the date first above written.

SUN ACQUISITION CORP.

By:	/s/ Albert Eilender
Name:	Albert Eilender

(Please Print)

Title:	CEO

ACETO CORPORATION

By:	/s/ Albert Eilender
Name:	Albert Eilender

(Please Print)

Title:	CEO

RISING PHARMACEUTICALS, INC.

By:	/s/ Ronald Gold
Name:	Ronald Gold

(Please Print)

Title:	President & CEO

/s/ Ronald Gold
Ronald Gold, Individually

/s/ David B. Rosen
David B. Rosen, Individually